Exhibit 10.37

AMENDMENT NO. 1 TO

VITAL IMAGES, INC.

AND

TOSHIBA CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 1 TO MARKETING AND DISTRIBUTION AGREEMENT (the “Amendment”), is made and entered into this 9th day of January, 2003 by and between Vital Images, Inc., a Minnesota corporation having its principal place of business at 3300 Fernbrook Lane N., Suite 200, Plymouth, Minnesota 55447 USA (“Vital Images”) and Toshiba Corporation, Medical Systems Company, having its place of business at 1385, Shimoishigami, Otawara-Shi, Tochigi 324-8550, Japan (“Toshiba”).

RECITALS:

WHEREAS, Vital Images and Toshiba previously executed that certain Marketing and Distribution Agreement (the “Agreement”) dated January 21, 2002, and effective October 1, 2001; and

WHEREAS, Section 14.1 of the Agreement provides that the term of the Agreement would expire on September 30, 2002; and

WHEREAS, Vital Images and Toshiba now desire to extend the term of the Agreement to September 30, 2003 and amend certain terms of the Agreement effective October 1, 2002 as set forth below.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Article 1 of the Agreement is hereby amended by adding new Sections 1.8 and 1.9, such new sections to read as follows:

1.8                                 First Level Installation. “First Level Installation” shall mean unloading, assembling and powering up the applicable computer workstation(s) sourced from a third party, installing the Products onto such computer workstation(s) and integrating such computer workstation(s) onto the customer’s computer network.

1.9                                 Second Level Installation.  “Second Level Installation” shall mean working with the customer and non-Toshiba OEM’s to link non-Toshiba

Vital Images Confidential

equipment to the computer workstation(s) on which the Products have been installed.

2.                                       Section 1.2 of the Agreement is hereby amended by deleting the first sentence of said Section 1.2 and replacing it with the following:

“First Level Maintenance” shall mean electronic or telephone response, or on-site maintenance, to deal with any problem or software bug in the Product which is provided by Toshiba or the Dealer Associates to customers in the Territory who have installed the Products that are under Vital Images’ standard warranty or standard software maintenance program.  Only in the U.S., First Level Maintenance shall not include any on-site maintenance provided by Toshiba or the Dealer Associates.

3.                                       Section 3.1(b) of the Agreement is hereby amended by deleting said Section 3.1(b) and replacing it with the following:

(b)                               To perform the First Level Installation for customers in the Territory with respect to the Products, and to ensure that only authorized versions of the Products are installed as supplied by Vital Images for customers in the Territory.

4.                                       Section 3.1(c) of the Agreement is hereby amended by deleting said Section 3.1(c) and replacing it with the following:

(c)                                  To promptly respond to all inquiries or complaints from customers; to provide all necessary and appropriate First Level Maintenance; and to cooperate with Vital Images in the provision of the Second Level Maintenance.

5.                                       Section 3.1(f) of the Agreement is hereby amended by deleting said Section 3.1(f) and replacing it with the following:

(f)                                  To maintain an adequately trained and staffed sales and technical support group for the marketing and distribution of the Products, and for the First Level Installation and First Level Maintenance.

6.                                       Section 3.6 of the Agreement is hereby amended by adding to the end of the first paragraph the following:

In addition, in the U.S., in the event Toshiba or the Dealer Associate and Vital Images agree to send a Vital Images representative to Toshiba’s, the Dealer Associate’s or a customer’s location for providing the First Level Installation, Toshiba or the Dealer Associates shall pay the sum of * ($*) per instance to Vital Images for such service.  Outside the U.S., in the event Toshiba or the Dealer Associate and Vital Images agree to send a Vital Images representative to Toshiba’s, the Dealer Associate’s or a customer’s location for providing the First Level Installation, the amount paid by Toshiba or the Dealer Associates for such service shall be negotiated on a case-by-case basis.

*                                         The material has been omitted pursuant to a request for confidential treatment and the material has been filed separately with the Office of the Secretary of the Securities and Exchange Commission.

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7.                                       Section 4.5 of the Agreement is hereby amended by deleting the second paragraph of said Section 4.5 and replacing it with the following:

Quarterly Vitrea® 2 software purchases above the minimums set forth in the Commitment may be applied to reduce or  satisfy the next two (2) quarterly purchase commitments, and Toshiba may portion out such excess purchase amount within such next two (2) quarterly purchase commitments in any manner it deems appropriate.  Furthermore, for every one and one-half (1-1/2)  Vitrea® 2 software purchase orders received from Toshiba or a non-U.S. Dealer Associate (excluding TMSJ) above the applicable quarterly Commitment,  the quarterly TAMS Commitment shall be reduced by one (1) Vitrea® 2 software unit.  Similarly, for every one (1)  Vitrea® 2 software purchase order received from TAMS above the applicable quarterly Commitment, the quarterly non-U.S. (excluding TMSJ) Commitment shall be reduced by one and one-half (1-1/2)  Vitrea® 2 software units.

8.                                       Section 4.7 of the Agreement is hereby amended by deleting said Section 4.7 and replacing it with the following:

4.7                               Installation of Products.  Unless otherwise agreed in writing by Vital Images, all deliveries of the Products shall be directly to Toshiba or the Dealer Associates, and Toshiba and the Dealer Associates shall then have the sole responsibility for the First Level Installation of such Products into a customer’s computer system in the Territory in accordance with the standards and specifications established by Vital Images from time to time and provided to Toshiba and the Dealer Associates hereunder.  If the Products need to be integrated with non-Toshiba equipment, Vital Images will perform the Second Level Installation, upon request from Toshiba, the Dealer Associates or the customers at no additional charge to Toshiba, to ensure proper integration.

9.                                       Section 5.2 of the Agreement is hereby amended by deleting said Section 5.2 and replacing it with the following:

5.2                               First Level Maintenance Service.  In accordance with their technical ability, and based upon their prior experience and training by Vital Images, Toshiba and/or the Dealer Associates shall use their reasonable best efforts to provide the First Level Maintenance; provided, however, that any and all on-site maintenance in the U.S. which is excluded from First Level Maintenance shall be provided by Vital Images.  If Vital Images requests on-site assistance from Toshiba or the Dealer Associates in the U.S., such assistance will be provided at a * discount off of Toshiba’s or the Dealer Associate’s prevailing labor rates.

10.                                 Section 5.3 of the Agreement is hereby amended by deleting said Section 5.3 and replacing it with the following:

*                                         The material has been omitted pursuant to a request for confidential treatment and the material has been filed separately with the Office of the Secretary of the Securities and Exchange Commission.

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5.3                               Second Level Maintenance Service.  In accordance with its technical ability, Vital Images shall provide the Second Level Maintenance.  In accordance with their technical ability, and based upon their prior experience and training by Vital Images, Toshiba and/or the Dealer Associates shall use their reasonable best efforts to assist Vital Images in providing the Second Level Maintenance for the benefit of customers in the Territory.

11.                                 Section 5.4 of the Agreement is hereby amended by substituting “Section 5.3” for “Section 5.2” in the first sentence thereof.

12.                                 Exhibit E to the Agreement, setting forth Product Prices, is hereby amended and restated as set forth on attached Exhibit E to this Amendment.

13.                                 Exhibit F to the Agreement, setting forth Product Commitments, is hereby amended and restated as set forth on attached Exhibit F to this Amendment.

14.                                 Notwithstanding Section 14.1 of the Agreement, setting forth the Term of the Agreement, this Amendment shall extend the Term of the Agreement until September 30, 2003.

15.                                 This Amendment shall take effect retroactively as of October 1, 2002.

16.                                 Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its original terms.  The amended portions of the Agreement shall be read, wherever reasonable to do so, to be consistent with the portions not so amended; provided that the amended portions shall be deemed to control and any conflict shall be resolved in favor of such amended portions.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective the day and year first above written.

VITAL IMAGES, INC.		TOSHIBA CORPORATION MEDICAL SYSTEMS COMPANY

By	/s/ Jay D. Miller	By	/s/ Kenichi Komatsu

Name	Jay D. Miller	Name	Kenichi Komatsu

Title	President & CEO	Title	Chief Technology Executive

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VITAL IMAGES, INC. AND TOSHIBA CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT E

PRODUCT PRICE LIST (EFFECTIVE FROM OCTOBER 1, 2002)

License

Platform Configuration Required

Pricing

Annual Software Maintenance Pricing

		U.S.(1)	Non-U.S.(2)	U.S.(3)	Non-U.S.(3)
Vitrea® 2	Windows Platform	*	*	*	*

VScore™ option	Windows Platform	*	*	*	*

VScore with EKG Gate™ option	Windows Platform	*	*	*	*

VScore with AutoGate™ option	Windows Platform	*	*	*	*

3D Angiography Option	Windows Platform	*	*	*	*

CT Perfusion Option	Windows Platform	*	*	*	*

CT Colongraphy Option	Windows Platform	*	*	*	*

Automated Vessel Measurements Option	Windows Platform	*	*	*	*

(1)  Includes warranty pursuant to Section 8.1(a) of the Agreement, end user training, and, subject to Section 3.6 of the Agreement, the Second Level Installation.

(2) Includes warranty pursuant to Section 8.1(a) of the Agreement, the CT Colonography Option, the Automated Vessel Measurements Option, and, subject to Section 3.6 of the Agreement, the Second Level Installation.

(3)  Prices shown are for one-year maintenance contracts.  If multi-year contracts are sold, the following discounts shall apply:

* discount for 2-year contract

* discount for 3-year contract

* discount for 4-year contract

* discount for 5-year contract

*                                         The material has been omitted pursuant to a request for confidential treatment and the material has been filed separately with the Office of the Secretary of the Securities and Exchange Commission.

VITAL IMAGES, INC. AND TOSHIBA CORPORATION

MARKETING AND DISTRIBUTION AGREEMENT

EXHIBIT F

PRODUCT COMMITMENTS

Toshiba and/or its Dealer Associates shall purchase from Vital Images during the twelve (12) month period ended September 30, 2003 the following Vitrea ® 2 Software License minimums:

YEAR 1

	Commitment		Cumulative Total
	U.S.	Non-U.S.	U.S.	Non-U.S.
QUARTER 4 Oct. 1, 2002 - Dec. 31, 2002	*	*	*	*

YEAR 2

	Commitment		Cumulative Total
	U.S.	Non-U.S.	U.S.	Non-U.S.
QUARTER 1 Jan. 1, 2003 - Mar. 31, 2003	*	*	*	*

QUARTER 2 April 1, 2003 - June 30, 2003	*	*	*	*

QUARTER 3 July 1, 2003 - Sept. 30, 2003	*	*	*	*

Any purchases made by Toshiba and/or its Dealer Associates pursuant to Sections 3.2 and 3.3 of this Agreement shall not be credited against the Commitment.

*                                         The material has been omitted pursuant to a request for confidential treatment and the material has been filed separately with the Office of the Secretary of the Securities and Exchange Commission.